Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Vivid Seats Inc. (the “Company”) on Form 10-Q for the period ending June 30, 2023 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Stanley Chia, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to such officer's knowledge:

(1)
The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)
The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: August 8, 2023	By:	/s/ Stanley Chia
Stanley Chia
Chief Executive Officer
(Principal Executive Officer)

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as a part of this report or on a separate disclosure document.